EXHIBIT 5 AND 23.1

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

Telephone (616) 752-2000
Fax (616) 752-2500

February 21, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re:	Mercantile Bank Corporation Registration Statement on Form S-3 Mercantile Bank Corporation Dividend Reinvestment Plan

Dear Sir or Madam:

                    We represent Mercantile Bank Corporation, a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-3 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 250,000 shares of the Company's common stock ("Common Stock").

                    As counsel for the Company, we are familiar with its Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                    On the basis of the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act, any and all shares of Common Stock that are the subject of the Registration Statement will, when issued upon payment of the purchase price therefore to the Company, be validly issued, fully paid and nonassessable.

Securities and Exchange Commission
February 21, 2003

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-3 covering the Common Stock to be issued pursuant to the Dividend Reinvestment Plan.

WARNER NORCROSS & JUDD LLP

By:	/s/ Gordon R. Lewis
Gordon R. Lewis A Partner